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                           CERTIFICATE OF AMENDMENT
             OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                      OF FOCAL COMMUNICATIONS CORPORATION

                           -------------------------

                            Pursuant to Section 242
                        of the General Corporation Law
                           of the State of Delaware

          Focal Communications Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     FIRST: That the Board of Directors of the Corporation adopted a resolution proposing and declaring advisable the following amendment to the Corporation's Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

          "The first paragraph of Article Fourth of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

          The total number of shares of capital stock which the Corporation has authority to issue is 150,000 shares, consisting of:

          (1) 100,000 shares of Class A Common Stock, par value $.01 per share ("Class A Common");

          (2) 35,000 shares of Class B Common Stock, par value $.01 per share ("Class B Common"); and

          (3) 15,000 shares of Class C Common Stock, par value $.01 per share ("Class C Common")."

     SECOND:    That the stockholders of the Corporation have approved such amendment by means of written consent effected in accordance with Section 228 of the General Corporation Law of the State of Delaware and in accordance with Article Fourth, Section 8 of the Certificate of Incorporation.

     THIRD:     That such amendment has been adopted duly in accordance with the provisions of Section 242 of the General Corporation Law of the State of
Delaware.
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     IN WITNESS WHEREOF, Focal Communications Corportion has caused this
Certificate to be duly executed by its President and attested to by its Secretary this 17th day of March, 1999.

                       FOCAL COMMUNICATIONS CORPORATION


                                                 By     ???????????????
                                                    ---------------------------
                                                     President


ATTEST:

    ?????????????????
---------------------------
Secretary







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